                        INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-86503 of deltathree.com, Inc. on Form S-1 of our report dated May 17, 1999, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ Brightman Almagor & Co.

Brightman Almagor & Co.
(a member firm of Deloitte Touche Tohmatsu)

Tel Aviv, Israel
October 18, 1999